UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Road, San Carlos, CA	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1034 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of October 5, 2021, ChemoCentryx, Inc. (the “Company”) appointed Rita I. Jain, M.D. as Executive Vice President, Chief Medical Officer of the Company. Dr. Jain will report to the Company’s President and Chief Executive Officer.

Dr. Jain, 59, has served as a member of our board of directors (“Board”) since March 2019. From January 2021 to June 2021, Dr. Jain served as Chief Medical Officer of Immunovant, Inc. From May 2017 until June 2019, Dr. Jain served as Senior Vice President and Chief Medical Officer of Akebia Therapeutics, Inc., a biotechnology company. Prior to joining Akebia, Dr. Jain was Vice President of Men’s and Women’s Health and Metabolic Development at AbbVie, Inc. From 2003 to 2016, Dr. Jain served in various leadership roles including Divisional Vice President at Abbott Laboratories. Dr. Jain led the design and execution of multiple late-stage programs, including for Orilissa® and Oriahnn®. She has also led programs across a diverse set of therapeutic areas including inflammation, pain, immunology and nephrology, among others. Before Abbott, she held management positions in the Arthritis, Inflammation and Pain Group at G.D. Searle (acquired by Pharmacia and subsequently Pfizer). Prior to joining G.D. Searle, Dr. Jain was a faculty member at North Shore University Hospital in New York, with an academic appointment as Assistant Professor of Medicine, New York University School of Medicine. Dr. Jain received her B.S. in biology from LIU/C.W. Post and her M.D. from the State University of New York at Stony Brook School of Medicine. Dr. Jain completed her medical training in internal medicine at Staten Island University Hospital followed by a Fellowship in Rheumatology at North Shore University Hospital and a Clinical Research Fellowship at the University of Texas Southwestern Medical Center, Dallas.

In connection with her appointment as Executive Vice President, Chief Medical Officer, the Company entered into an offer letter with Dr. Jain (the “Jain Offer Letter”) setting forth the terms of her employment and compensation. Pursuant to the Jain Offer Letter, Dr. Jain’s annual base salary will be $525,000, and she will be eligible to participate in the Company’s Corporate Bonus plan with a target amount of up to 50% of her gross annual salary in effect during the bonus year, based upon factors, including, but not limited to, individual and Company performance and compliance with Company policies and procedures (with the bonus for 2021 being pro-rated for the time that Dr. Jain was employed as Executive Vice President, Chief Medical Officer by the Company). In addition, pursuant to the Jain Offer Letter, Dr. Jain will receive an option to purchase 45,000 shares of the Company’s common stock (the “Jain Option”), subject to and following approval by the Board, pursuant to the Company’s 2012 Equity Incentive Plan. The per share exercise price of the Jain Option is equal to $19.00, the per share fair market value of the Company’s common stock on October 5, 2021 (as determined by the Company’s Compensation Committee as of October 5, 2021). In addition, Dr. Jain will be eligible for certain employee benefits available generally to employees of the Company pursuant to the terms of such benefit plans maintained by the Company.

In the event that the Company terminates Dr. Jain without cause, at any time other than on or within twelve months following the effective date of a change of control, the Company will pay her a cash amount equal to twelve months of her then current base salary in effect at the time of her termination paid over a period of twelve months following her termination in accordance with the Company’s standard payroll practices. If Dr. Jain elects, the Company will provide continuation of group health plan benefits to the extent authorized by and consistent with COBRA or applicable state law (the “COBRA Termination Option”), with the cost of regular payment for such benefits paid by the Company as was in effect on the date of her termination until the earlier of (i) the close of the twelve month period following termination of employment; (ii) the expiration of Dr. Jain’s eligibility for the continuation coverage under COBRA; or (iii) the date Dr. Jain becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment. Dr. Jain is also entitled to acceleration of the service-based vesting of the Jain Option and any other equity grants she may hold as of the date of termination, to the extent then outstanding, unvested and, if applicable, unexercised or unsettled, and as to the number of shares subject to such equity grants that would have vested in accordance with the applicable service-based vesting schedule as if she had been in service for an additional twelve months as of the termination date.

In the event that the Company terminates Dr. Jain without cause, at any time on or within twelve months following the effective date of a change of control, the Company will pay her a lump sum cash amount equal to twelve months of her then current base salary in effect at the time of her termination and a lump sum cash payment consisting of an amount equal to her target annual bonus, with such bonus determined assuming all applicable performance objectives were obtained at target levels for the applicable year. Dr. Jain also has the option to elect the COBRA Termination Option. Dr. Jain is also entitled to acceleration of the service-based vesting of the Jain Option and any other equity grants she may hold as of the date of termination, to the extent then outstanding, unvested and, if applicable, unexercised or unsettled, such that she will be deemed fully vested as to the service-based vesting requirement thereof as of the termination date.

All of the severance benefits are subject to, among other things, Dr. Jain continuing to comply with her obligations under her Confidential Information Agreement and the execution and delivery of a general release of claims in favor of the Company.

The foregoing description of the Jain Offer Letter does not purport to be complete and are subject to, and qualified in its entirety by reference to the full text of the Jain Offer Letter copy of which are attached hereto as Exhibit 10.1.

There are no family relationships between Dr. Jain and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Dr. Jain and any other persons pursuant to which Dr. Jain wasappointed as Executive Vice President, Chief Medical Officer of the Company. There are no related party transactions involving Dr. Jain that are reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On October 11, 2021, the Company issued a press release announcing the appointment of Dr. Jain as the Company’s Executive Vice President, Chief Medical Officer. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Offer Letter between the Company and Rita I. Jain, dated October 5, 2021

99.1	Press release, dated October 11, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: October 11, 2021

	By:	/s/ Susan M. Kanaya
Name: Susan M. Kanaya
Title: Executive Vice President Chief Financial and Administrative Officer and Secretary